As filed with the Securities and Exchange Commission on October 22, 2004
Registration No. 333-119918

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	87-0509512
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)
1324 N. Magnolia Ave., El Cajon, California 92020
_________________________________________________________________________________
(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED OCTOBER 2004 EMPLOYEE STOCK INCENTIVE PLAN OF AXIA
GROUP, INC. AND AMENDED AND RESTATED OCTOBER 2004 NON-EMPLOYEE DIRECTORS
AND CONSULTANTS RETAINER STOCK PLAN OF AXIA GROUP, INC.

(Full title of the plan)

Jody R. Regan
President and Chairman of the Board
1324 N. Magnolia Ave.
El Cajon, CA 92020
_______________________
(Name and address of agent for service)
(619) 444-1919
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee
Title of securities to be registered	Amount to be registered(1)(3)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(4)	Amount of registration fee(2)(3)
Common Stock, $.001 par value, to be issued pursuant to the Amended and Restated October 2004 Employee Stock Incentive Plan of Axia Group, Inc. and the Amended and Restated October 2004 Non-Employee Directors and Consultants Retainer Stock Plan of Axia Group, Inc.	1,500,000,000 shares	$0.0002	$200,000	$25.34

(1)	This Registration Statement shall also cover any additional shares of common stock which become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the last sale of the Registrant’s common stock on December 23, 2004, as reported in the over-the-counter market.

(3)	500,000,000 of the shares authorized under the Plan were registered on October 22, 2004 pursuant to the original Registration Statement 333-119918. A fee of $3,801 was paid in connection with the original Registration Statement. The $25.34 fee set forth above represents the fee paid in connection with the additional 1,000,000,000 shares registered pursuant to this Post Effective Amendment Number 1 to the original Registration Statement 333-119918.

(4)	Based upon the registration of an additional 1,000,000,000 shares in connection with this Post Effective Amendment Number 1 to the original Registration Statement 333-119918.

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EXPLANATORY NOTE

AMENDED AND RESTATED OCTOBER 2004 EMPLOYEE STOCK INCENTIVE PLAN OF AXIA GROUP, INC.

AND

AMENDED AND RESTATED OCTOBER 2004 NON-EMPLOYEE DIRECTORS AND CONSULTANTS RETAINER STOCK PLAN OF AXIA GROUP, INC.

On October 22, 2004, we filed with the Securities and Exchange Commission (SEC) a Registration Statement No. 333-119918 on Form S-8, pertaining to our October 2004 Employee Stock Incentive Plan of Axia Group, Inc. and the October 2004 Non-Employee Directors and Consultants Retainer Stock Plan of Axia Group, Inc. This Post Effective Amendment No. 1 to our Form S-8 No. 333-119918 is being filed to increase the number of shares of common stock and options to purchase common stock available for issuance from 500,000,000 to 1,500,000,000.

As of the date of this Post Effective Amendment No. 1, a total of 497,050,000 shares have been issued under the October 2004 Employee Stock Incentive Plan of Axia Group, Inc. and the October 2004 Non-Employee Directors and Consultants Retainer Stock Plan of Axia Group, Inc. leaving 2,950,000 shares of our common stock and options to purchase common stock available under the Plans.

Except as described above, no other changes have been made to our Form S-8 Registration Statement No. 333-119918. For the convenience of the reader and as required under SEC rules, this Post-Effective Amendment No. 1 to Form S-8 sets forth the complete text of Form S-8 rather than just the amended portions thereof. To preserve the nature and character of the disclosures set forth in these Items as originally filed, this Post-Effective Amendment No. 1 to Form S-8 continues to speak as of October 22, 2004, and, except as amended herein, we have not updated the disclosures in this Post-Effective Amendment No. 1 to speak as of a later date or to reflect events which occurred at a later date. For Items not modified herein, reference should be made to our Registration Statement No. 333-119918 on Form S-8 as filed with the SEC on October 22, 2004. The filing of this Post-Effective Amendment No. 1 is not an admission that our Registration Statement No. 333-119918 on Form S-8, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) the Securities Exchange Act of 1934:

1.	Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

2.	Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004.

3.	Our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.

4.	All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2003; and

6.	The description of the our common stock, $.001 par value, contained in our Registration Statement on Form 10-SB, including any amendments or reports filed for the purpose of updating such description.

7.	All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein as set forth above shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request a copy of these filings at no cost by writing or telephoning us at the following address: Jody R. Regan, President, Axia Group, Inc., 1324 N. Magnolia Ave., El Cajon, California 92020, (619) 444-1919.

Item 4. Description of Securities.

Inapplicable.

Item 5. Interests of Named Experts and Counsel.

Spectrum Law Group, LLP and certain affiliates of Spectrum Law Group, LLP may be issued shares of our common stock pursuant to this offering.

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Item 6. Indemnification of Directors and Officers.

Nevada Statutes

Section 78.7502 of the Nevada Revised Statutes, as amended, provides for the indemnification of the Company’s officers, directors, employees and agents under certain circumstances as follows:

“1.    A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	Is not liable pursuant to NRS 78.138; or
(b)	Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.    A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	Is not liable pursuant to NRS 78.138; or
(b)	Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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3.    To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.”

Section 78.751 of the Nevada Revised Statutes describes the authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses as follows:

“1.  Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	By the stockholders;
(b)	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(c)	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(d)	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.  The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.  The indemnification pursuant toNRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)    Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.”

Articles of Incorporation

Our Amended Articles of Incorporation provide that the personal liability of a director or officer of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty, for any action taken or for any failure to take any action, as a director or officer, shall be eliminated to the fullest extent permissible under Nevada law, except for (a) acts or omissions which involve intentional misconduct, fraud, infliction of harm on the Company or its stockholders or a knowing violation of criminal law, (b) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes, or (c) the amount of a financial benefit received by a director to which he is not entitled.

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Bylaws

Article VI, Section 9 of our Bylaws states that we shall indemnify our officers and directors for any liability, including reasonable costs of defense, arising out of any act or omission of any officer or director on behalf of our corporation to the full extent allowed by the laws of the state of Nevada.

Item 7. Exemption from Registration Claimed.

Inapplicable.

Item 8. Exhibits.

Exhibit Number            Description

4.1	Amended and Restated October 2004 Employee Stock Incentive Plan of Axia Group, Inc.
4.2	Amended and Restated October 2004 Non-Employee Directors and Consultants Retainer Stock Plan of Axia Group, Inc.
5.1	Opinion of Spectrum Law Group, LLP re: legality of shares.
23.1	Consent of Spectrum Law Group, LLP (filed as Exhibit 5.1 herein).
23.2*	Consent of HJ Associates & Consultants, LLP, independent auditors

__________________

*Previously filed with Registration Statement number 333-119918 on October 22, 2004.

Item 9. Undertakings.

A.    The undersigned registrant hereby undertakes to file during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration Statement.

B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Cajon, State of California, on December 24, 2004.

AXIA GROUP, INC.

By:	/s/ Jody R. Regan
Jody R. Regan
President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

/s/ Jody R. Regan	/s/ Dawnelle Patrick
Jody R. Regan	Dawnelle Patrick
December 24, 2004	December 24, 2004

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